EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Shareholder of Tag-It Pacific, Inc.


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 14, 2003, relating to the consolidated financial statements of Tag-It Pacific, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.





/s/ BDO Seidman, LLP
_______________________

Los Angeles, California
September 16, 2003